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Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (File Nos. 33-61853, 333-51790, 333-31548, 333-63802, 333-100727, 333-107179, 333-114290) and in the Registration Statements on Form S-8 (File Nos. 33-58359, 33-60437, 333-10003, 333-33249, 333-83677, 333-51906, 33-30007, 33-68208, 333-33265, 333-10005, 333-33251, 333-83669, 333-33291, 33-21241, 333-55126, 333-42371, 333-81275, 333-87967, 333-81277, 333-83673, 333-64103, 333-83681, 333-51872, 333-52202, 333-66130, 333-70310, 333-76762, 333-76766, 333-76768, 333-76770, 333-100722, 333-90514, 333-90512, 333-90510, 333-60495, 333-106691, 333-106692, 333-111314, 333-116650, 333-116651, 333-116653, 333-114184) of Genzyme Corporation of our report dated March 14, 2005 relating to the consolidated financial statements, financial statement schedule, management's assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting and of our report dated January 27, 2004 relating to the financial statements of BioMarin/Genzyme LLC which appear in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
Boston, Massachusetts
March 14, 2005

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  Exhibit 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM